UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. )

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GameStop Corp.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 29, 2004
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 29, 2004
ELECTION OF DIRECTORS
PROPOSAL 1
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JANUARY 31, 2004
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
PROPOSAL 2
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
OTHER MATTERS
AUDIT COMMITTEE CHARTER

GameStop Corp.
2250 William D. Tate Avenue
Grapevine, Texas 76051

May 28, 2004

Dear Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of GameStop Corp. The meeting will be held at 12:00 p.m., Central Standard Time, on Tuesday, June 29, 2004 at the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and a postage paid return envelope.

     Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

Sincerely,

MICHAEL N. ROSEN
Secretary

GameStop Corp.
2250 William D. Tate Avenue
Grapevine, Texas 76051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 29, 2004

     The Annual Meeting of Stockholders of GameStop Corp. (the “Company”) will be held at the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, at 12:00 p.m., Central Standard Time, on Tuesday, June 29, 2004 for the following purposes:

1.	To elect two directors to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending January 29, 2005; and

3.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

     Only holders of record of Common Stock as of the close of business on May 5, 2004 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

MICHAEL N. ROSEN
Secretary

New York, New York
May 28, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

GameStop Corp.
2250 William D. Tate Avenue
Grapevine, Texas 76051

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2004

INTRODUCTION

     This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 28, 2004 in connection with the solicitation by the board of directors of GameStop Corp., a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on June 29, 2004 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the ratification of the appointment of BDO Seidman, LLP as independent certified public accountants for the Company’s fiscal year ending January 29, 2005 (collectively, the “Proposals”), and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

     Only holders of record of the Company’s voting securities as of the close of business on May 5, 2004 are entitled to notice of and to vote at the Meeting. As of the record date, 21,165,428 shares of Class A Common Stock, par value $.001 per share (“Class A Common Stock”), and 36,009,000 shares of Class B Common Stock, par value $.001 per share (“Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) were outstanding. Each share of Class A Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. Each share of Class B Common Stock entitles the record holder thereof to ten votes on each of the Proposals and on all other matters properly brought before the Meeting. All of the outstanding Class B Common Stock is held by Barnes & Noble, Inc. (“Barnes & Noble”). The presence of a majority of the combined outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

     The two nominees for director receiving the highest vote totals will be elected as directors of the Company to serve until the 2007 annual meeting of stockholders. The proposal to ratify the appointment of the Company’s independent certified public accountants, and all other matters that may be voted on at the Meeting, will be decided by the affirmative vote of a majority (by vote) of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Thus, abstentions and broker non-votes will not be included in vote totals with respect to such proposals and will have no effect on the outcome of the votes with respect thereto. It should be noted that Barnes & Noble controls the voting power of approximately 94.4% of the Common Stock outstanding as of May 1, 2004, and it has advised the Company that it intends to vote in favor of all of the Proposals.

     A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT,

AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

PROPOSAL 1

Information Concerning the Directors and Nominees

     Our board of directors currently consists of seven directors. Our certificate of incorporation divides our board of directors into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2006, Class II, whose terms will expire at the Meeting, and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2005. Michael N. Rosen and Edward A. Volkwein are in Class I; R. Richard Fontaine and Stephanie M. Shern are in Class II; and Daniel A. DeMatteo, Leonard Riggio and Gerald R. Szczepanski are in Class III. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

     In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

     Background information with respect to our board of directors and nominees for election as directors, all of whom are incumbent directors, appears below. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for information regarding such persons’ holdings of equity securities of the Company.

     The following table sets forth the names and ages of our directors, the year they first became a director and the positions they hold with the Company:

		Director
Name	Age	Since	Position with the Company
R. Richard Fontaine	62	2001	Chairman of the Board, Chief Executive Officer and Director
Daniel A. DeMatteo	56	2002	President, Chief Operating Officer and Director
Michael N. Rosen	63	2001	Secretary and Director
Leonard Riggio	63	2001	Director
Stephanie M. Shern	56	2002	Director, Audit Committee Chairperson
Gerald R. Szczepanski (1)	56	2002	Director, Audit Committee Member
Edward A. Volkwein (1)	62	2002	Director, Audit Committee Member

(1)	Member of Compensation Committee

Nominees for Election as Director

     The following individuals are nominees for director at the Meeting:

     R. Richard Fontaine is our Chairman of the Board, Chief Executive Officer and a director. Mr. Fontaine has served as the Chief Executive Officer of GameStop, Inc. since its acquisition by Barnes & Noble in June 2000. Mr. Fontaine has also been Chief Executive Officer of Babbage’s Etc. LLC (“Babbage’s”) since its formation in November 1996. Prior to November 1996, Mr. Fontaine held positions at B. Dalton Bookseller, Inc. (“B. Dalton”), Software Etc. Stores, Inc. (“Software Etc.”), Michaels Stores Inc. and Ingram Distribution.

     Stephanie M. Shern is a director and Chair of the Audit Committee. Mrs. Shern formed Shern Associates LLC in February 2002 to provide business advisory and board services, primarily to publicly-held companies. From May 2001 until February 2002, Mrs. Shern served as Senior Vice President and Global Managing Director of Retail and Consumer Products for Kurt Salmon Associates. From 1995 until April 2001, Mrs. Shern was the Vice Chair and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s Management Committee. Mrs. Shern is currently a director and Chair of the Audit Committee of The Scotts Company and a director and member of the Audit Committee of Nextel Communications, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Other Directors whose Terms of Office Continue after the Meeting

     Daniel A. DeMatteo is our President and Chief Operating Officer and a director. Mr. DeMatteo has served in the same capacities for GameStop, Inc. since its acquisition by Barnes & Noble in June 2000. Mr. DeMatteo has been President and Chief Operating Officer of Babbage’s since its formation in November 1996. Mr. DeMatteo has also served in various positions with Software Etc. and B. Dalton.

     Michael N. Rosen is our Secretary and a director. Mr. Rosen has served in the same capacities for GameStop, Inc. since its acquisition by Barnes & Noble in June 2000. Mr. Rosen has also been Secretary of Babbage’s since its acquisition by Barnes & Noble in October 1999. Mr. Rosen has been Chairman of the New York office of Bryan Cave LLP, counsel to our Company, since their July 2002 combination with Robinson Silverman Pearce Aronsohn & Berman LLP (“Robinson Silverman”). Prior to that, Mr. Rosen was Chairman of Robinson Silverman for more than the past five years. Mr. Rosen is also a director of Barnes & Noble and barnesandnoble.com inc. (“Barnes & Noble.com”).

     Leonard Riggio is a director. Mr. Riggio was the Chairman of the Board of GameStop, Inc. since its acquisition by Barnes & Noble in June 2000 and of Babbage’s since he formed it in November 1996 until the completion of our initial public offering in February 2002. Mr. Riggio has been Chairman of the Board and a principal stockholder of Barnes & Noble since its inception in 1986 and served as Chief Executive Officer from its inception in 1986 until February 2002. In addition, Mr. Riggio has been Chairman of the Board of Barnes & Noble.com since its inception in February 1997. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Bookstores, Inc., one of the largest operators of college bookstores in the country. Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc., one of the nation’s largest wholesalers of college textbooks.

     Gerald R. Szczepanski is a director and Chair of the Compensation Committee and a member of the Audit Committee. Mr. Szczepanski is the co-founder, and, since 1994, has been Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly traded, specialty retailer of casual clothing and accessories for teenagers. On February 3, 2004, Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11).

     Edward A. Volkwein is a director and a member of the Audit Committee and the Compensation Committee. Mr. Volkwein is a consultant. Prior to becoming a consultant, Mr. Volkwein was Senior Vice President Global Advertising & Promotion for Philips Consumer Electronics from November 1994 through October 2002. Prior to joining Philips, Mr. Volkwein was Senior Vice President of Marketing for Sega of America, where he was instrumental in developing Sega into a major video game brand. Mr. Volkwein has also held senior executive positions with Funk & Wagnalls and Prince Manufacturing.

Meetings and Committees of the Board

     The Company is a “controlled company” under the rules of the New York Stock Exchange (“NYSE”) because greater than 50% of the voting power in the Company is held by Barnes & Noble. Companies that are “controlled companies” are exempt from the NYSE’s corporate governance rules requiring that listed companies have (i) a majority of the board of directors consist of “independent” directors under the listing standards of the NYSE, (ii) a nominating/corporate governance committee composed entirely of “independent” directors and a written nominating/corporate governance committee charter meeting the NYSE’s requirements, and (iii) a compensation committee composed entirely of “independent” directors and a written compensation committee charter meeting the NYSE’s requirements. Notwithstanding the foregoing, as indicated below, the Company’s Compensation Committee is composed entirely of “independent” directors.

     The board of directors met five times during the fiscal year ended January 31, 2004 (“fiscal 2003”). All directors attended at least 75% of all of the meetings of the board of directors and the committees thereof on which they served during fiscal 2003.

     The board of directors has two standing committees: the Audit Committee and the Compensation Committee.

     Audit Committee. The Audit Committee has the principal function of, among other things, reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent certified public accountants, conferring with the independent certified public accountants concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The board of directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A, is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, GameStop Corp., 2250 William D. Tate Avenue, Grapevine, Texas 76051. As required by the charter, the Audit Committee will continue to review and reassess the adequacy of the charter annually and recommend any changes to the board of directors for approval. The current members of the Audit Committee are Stephanie M. Shern (Chairperson), Edward A. Volkwein and Gerald R. Szczepanski, all of whom are “independent” directors under the listing standards of the NYSE. In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The board of directors has also determined that Mrs. Shern has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The Audit Committee met nine times during fiscal 2003.

     Compensation Committee. The principal function of the Compensation Committee is to, among other things, make recommendations to the board of directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee is also responsible for administering the Company’s 2001 Incentive Plan and the Company’s Supplemental Compensation Plan (the “Supplemental Compensation Plan”). The current members of the Compensation Committee are Gerald R. Szczepanski (Chair) and Edward A. Volkwein, both of whom meet the independence standards of the NYSE. The Compensation Committee met two times during fiscal 2003.

     Nominating Committee. As a “controlled company,” the Company is not required to, and does not have, a standing nominating committee or other committee performing a similar function. As discussed below, all of the members of the board of directors participate in the consideration of director nominees.

     Minimum Qualifications

     The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to board of directors’ duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the board of directors believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

     Nominating Process

     Consideration of new board of director’s nominee candidates, if any, typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The board of directors is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (in accordance with the process described below), Company management and third party search firms) when reviewing candidates to fill vacancies and/or expand the board of directors. When nominating a sitting director for re-election at an annual meeting, the board of directors will consider the director’s performance on the board of directors and the director’s qualifications in respect of the foregoing.

     Consideration of Stockholder-Nominated Directors

     The board of directors will consider potential nominees submitted by stockholders if a vacancy arises or if the board of directors decides to expand its membership, and at such other times as the board of directors deems necessary or appropriate. The Company’s Bylaws provide that, in order for a stockholder to nominate a person for election to the board of directors at an annual meeting of stockholders, such stockholder must give written notice to the Company’s Secretary, GameStop Corp., 2250 William D. Tate Avenue, Grapevine, Texas 76051, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being a nominee and to serving as a director if elected.

Corporate Governance

     Code of Business Conduct and Ethics

     The board of directors has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it, in writing to the Company’s Secretary, GameStop Corp., 2250 William D. Tate Avenue, Grapevine, Texas 76051.

     Code of Ethics for Senior Financial Officers

     The Company has adopted a Code of Ethics that is applicable to the Company’s Chairman of the Board and Chief Executive Officer, President, Chief Financial Officer, Vice President-Finance and any Executive Vice President of the Company. This Code of Ethics is attached as Exhibit 14.1 to the Company’s Form 10-K for the fiscal year ended January 31, 2004. In accordance with SEC rules, the Company intends to disclose any amendment (other than any technical, administrative, or other non-substantive amendment) to, or any waiver from, a provision of the Code of Ethics on the Company’s website (www.gamestop.com) within five business days following such amendment or waiver.

     Corporate Governance Guidelines

     The board of directors will adopt Corporate Governance Guidelines. The Corporate Governance Guidelines will be available on the Company’s website at www.gamestop.com once the guidelines are adopted and will be available in print to any stockholder who requests it, in writing to the Company’s Secretary, GameStop Corp., 2250 William D. Tate Avenue, Grapevine, Texas 76051.

     Communications Between Stockholders and the Board of Directors

     Stockholders and other interested persons seeking to communicate with the board of directors should submit any communications in writing to the Company’s Secretary, GameStop Corp., 2250 William D. Tate Avenue, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full board of directors or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

     Attendance at Annual Meetings.

     All members of the board of directors are expected to attend in person the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. Six directors attended the 2003 Annual Meeting of stockholders.

Compensation of Directors

     Directors who are not employees of our Company or Barnes & Noble will receive compensation of $20,000 per annum and $1,000 per Board meeting. Each of the directors who are not employees of our Company or Barnes & Noble were granted options to acquire 15,000 shares of our Class A Common Stock. Each of these options were granted at an exercise price equal to the market price of the Class A Common Stock on the grant date and each option vests in equal increments over a three year period and expires ten years from the grant date. Stephanie M. Shern and Edward A. Volkwein were granted options in May 2002 with an exercise price of $21.25 per share. Gerald R. Szczepanski was granted options in July 2002 with an exercise price of $16.48 per share. Michael N. Rosen was granted options in March 2003 at an exercise price of $11.80 per share. In addition, we reimburse our directors for expenses in connection with attendance at board and committee meetings. Other than with respect to reimbursement of expenses, directors who are our employees do not receive additional compensation for their services as directors.

Executive Officers

     The following table sets forth the names and ages of our executive officers and the positions they hold:

Name	Age	Position
R. Richard Fontaine	62	Chairman of the Board, Chief Executive Officer and Director
Daniel A. DeMatteo	56	President, Chief Operating Officer and Director
David W. Carlson	41	Executive Vice President, Chief Financial Officer and Assistant Secretary
Ronald Freeman	56	Executive Vice President of Distribution

     Information with respect to executive officers of the Company who also are directors is set forth in “Information Concerning the Directors and Nominees” above.

     David W. Carlson is our Executive Vice President, Chief Financial Officer and Assistant Secretary. Mr. Carlson has served in the same capacities for GameStop, Inc. since its acquisition by Barnes & Noble in June 2000. Mr. Carlson has been Vice President and Chief Financial Officer of Babbage’s since its formation in November 1996. Mr. Carlson has held various positions within Barnes & Noble since 1989, including Director of Finance, Director of Accounting and Manager of Financial Reporting. Prior to 1989, Mr. Carlson held various positions with the public accounting firm of KPMG Peat Marwick.

     Ronald Freeman has been our Executive Vice President of Distribution since January 2004. From March 2000 to January 2004, Mr. Freeman was our Vice President of Distribution and Logistics. Mr. Freeman was Vice President of Distribution/Configuration for CompUSA from July 1997 until March 2000. Mr. Freeman was Vice President of Distribution and Logistics of Babbage’s from its formation in November 1996 until July 1997.

     Our executive officers are elected by our board of directors on an annual basis and serve until the next annual meeting of our board of directors or until their successors have been duly elected and qualified.

     Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

     All of our Class B Common Stock is currently indirectly owned by Barnes & Noble, a publicly held company that is listed on the NYSE under the symbol “BKS” and, therefore, none of our officers or directors owns any of our Class B Common Stock. Leonard Riggio, one of our directors, is the Chairman of the Board of Barnes & Noble. As of May 1, 2004, Barnes & Noble beneficially owned 63.0% of our outstanding Common Stock, which represents 94.4% of the combined voting power of all classes of our voting stock.

     The following table sets forth the number of shares of our Class A Common Stock and currently exercisable options to purchase such stock beneficially owned on May 1, 2004 by each director and each of the executive officers named in the summary compensation table in the “Executive Compensation” section, each holder of 5% or more of our Class A Common Stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or his family members had sole voting and investment power with respect to the identified securities. The total number of shares of our Class A Common Stock outstanding as of May 1, 2004 was 21,165,428.

	Shares Beneficially Owned
	Class A Common Stock
	Number of		Percentage	Percentage
Name	Shares(1)		of Class(1)	of Vote(2)
Barnes & Noble, 122 Fifth Avenue, New York, NY 10011	36,009,000	(3)	63.0%	94.4%
Fisher Investments, 13100 Skyline Blvd., Woodside, CA 94062	1,156,700	(4)	5.5	*
Kalmar Investments, 3701 Kennett Pike, Wilmington, DE 19807	1,090,700	(4)	5.2	*
Schroder Investment Mgmt. NA, 875 Third Ave. , New York, NY 10022	1,076,900	(5)	5.1	*
R. Richard Fontaine	673,600	(6)	3.1	*
Daniel A. DeMatteo	673,500	(7)	3.1	*
David W. Carlson	449,000	(7)	2.1	*
Ronald Freeman	77,250	(7)	*	*
Michael N. Rosen	5,000	(7)	*	*
Leonard Riggio	4,500,000	(7)	17.5	1.2
Stephanie Shern	6,000	(8)	*	*
Gerald R. Szczepanski	15,000	(8)	*	*
Edward A. Volkwein	6,000	(9)	*	*
All directors and executive officers as a group (9 persons)	6,405,350	(10)	23.2	1.7

*	Less than 1.0%

(1)	Shares of Class A Common Stock that an individual or group has a right to acquire within 60 days after March 15, 2004 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)	Assumes Class B Common Stock has not been converted to Class A Common Stock.

(3)	All of these shares are issuable upon the one-for-one conversion of Class B Common Stock.

(4)	Information compiled from sources other than Schedule 13G filings.

(5)	Schroder Investment Management NA (“Schroder”) shares voting and dispositive power with respect to 5,800 of its shares. This information is based upon a Schedule 13G publicly filed by Schroder in February 2004.

(6)	Of these shares, 673,500 are issuable upon exercise of stock options.

(7)	All of these shares are issuable upon exercise of stock options.

(8)	Of these shares, 5,000 are issuable upon exercise of stock options.

(9)	Of these shares, 5,000 are issuable upon exercise of stock options. Of the remaining 1,000 shares, 500 shares are owned by Mr. Volkwein’s wife, and 250 shares each are owned by Mr. Volkwein’s two children.

(10)	Of these shares, 6,393,250 are issuable upon exercise of stock options.

Changes in Control

     Barnes & Noble has pledged to its lenders its ownership interest in the entity that owns our shares of Class B Common Stock as collateral for its credit facility. If Barnes & Noble defaults on its credit facility, our Common Stock owned by Barnes & Noble could be transferred to its lenders or sold to third parties. There can be no assurance that any new owner will have the qualifications or ability to successfully operate our business.

Compensation Committee Interlocks and Insider Participation

     In September 2002, our board of directors established a compensation committee, which currently consists of Gerald R. Szczepanski and Edward A. Volkwein. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Executive Compensation

     The following table sets forth the compensation earned during the years indicated by our chief executive officer and our other executive officers. All information set forth in this table for periods prior to our February 12, 2002 initial public offering reflects compensation earned by the named individuals for services with Barnes & Noble and its subsidiaries.

				Long-Term
				Compensation
				Awards Securities
		Annual		Underlying
		Compensation(1)		GameStop
Name and	Fiscal			Options		All Other
Principal Position	Year	Salary($)	Bonus($)	(Shs.)		Compensation($)(2)
R. Richard Fontaine	2003	$518,462	$650,000	141,000	(4)	$10,600
Chairman of the Board and	2002	493,873	468,750	63,000	(5)	10,271
Chief Executive Officer	2001	339,552	681,400	660,000	(6)	8,945
Daniel A. DeMatteo	2003	425,138	533,000	141,000	(4)	7,126
President and Chief	2002	405,150	384,375	63,000	(5)	6,995
Operating Officer	2001	282,945	567,800	660,000	(6)	6,963
David W. Carlson	2003	248,077	175,000	75,000	(4)	8,173
Executive Vice President	2002	223,077	118,125	45,000	(5)	7,514
Chief Financial Officer	2001	198,731	225,000	351,000	(6)	7,966
and Assistant Secretary
Ronald Freeman	2003 (3)	198,077	80,000	66,000	(4)	7,491
Executive Vice President	2002	174,038	39,375	9,000	(5)	6,421
of Distribution	2001	161,538	70,000	51,000	(6)	6,462

(1)	None of the perquisites or other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by each named executive officer.

(2)	Includes contributions under our 401(k) plan.

(3)	Mr. Freeman was appointed as Executive Vice President in January 2004. The amounts presented above reflect compensation while he served as the Company’s Vice President of Distribution and Logistics.

(4)	Reflects options granted on March 2, 2004, based on performance for the fiscal year ended January 31, 2004.

(5)	Reflects options granted on March 26, 2003, based on performance for the fiscal year ended February 1, 2003.

(6)	Reflects options granted on February 13, 2002, based on performance for the fiscal year ended February 2, 2002.

Grants of Stock Options in Last Fiscal Year

     The following table shows all grants of options to acquire shares of our Class A Common Stock granted to the executive officers named in the summary compensation table in the “Executive Compensation” section of this Proxy Statement for the year ended January 31, 2004. The options for executive officers to acquire shares of our Class A Common Stock were granted on March 2, 2004, based on performance for the year ended January 31, 2004. The potential realizable value is calculated based on the term of the option at its date of grant. It is calculated assuming that the fair market value of our Class A Common Stock on the date of grant appreciates at the indicated annual rates compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.

	Option/SAR Grants In Last Fiscal Year
	Individual Grants
		% of				Potential Realizable Value
	Number of	Total				at Assumed Annual Rates
	Securities	Options	Exercise	Market		of Stock Price Appreciation
	Underlying	Granted	or Base	Price on		for Option Term
	Options	in Fiscal	Price	Date of	Expiration
	Granted	Year	($/Shs.)	Grant	Date	5%($)	10%($)
R. Richard Fontaine GameStop Class A Common Stock	141,000	8.9%	$18.57	$18.57	3/01/14	$1,647,000	$4,173,000
Daniel A. DeMatteo GameStop Class A Common Stock	141,000	8.9%	$18.57	$18.57	3/01/14	$1,647,000	$4,173,000
David W. Carlson GameStop Class A Common Stock	75,000	4.7%	$18.57	$18.57	3/01/14	$876,000	$2,220,000
Ronald Freeman GameStop Class A Common Stock	66,000	4.2%	$18.57	$18.57	3/01/14	$771,000	$1,953,000

Fiscal Year End Option Value

     The following table provides information for the executive officers named in the summary compensation table in the “Executive Compensation” section of this Proxy Statement regarding exercises of options to purchase shares of Barnes & Noble common stock and options to purchase shares of our Class A Common Stock during the year ended January 31, 2004 and our options held as of January 31, 2004 by any of our named executive officers. The values realized upon exercise in the table have been calculated using the stock price at the times of exercise. The year-end values in the table for both our Class A Common Stock and for Barnes & Noble common stock have been calculated based on the $16.60 and $33.85 per share closing prices of our Class A Common Stock and the Barnes & Noble common stock, respectively, on January 30, 2004 (the last trading date of the fiscal year), less the applicable exercise price.

	Aggregated Option/SAR Exercises In Last Fiscal Year
	and
	Fiscal Year End Option/SAR Values
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End
	Acquired	Value
	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
			(Shs.)		($)
R. Richard Fontaine Barnes & Noble common stock	—	$—	5,229	—	$75,000	$—
GameStop Class A Common Stock	350,000	4,701,147	432,500	503,000	2,778,000	302,000
Daniel A. DeMatteo Barnes & Noble common stock	3,269	48,600	—	—	—	—
GameStop Class A Common Stock	350,000	4,701,147	432,500	503,000	2,778,000	302,000
David W. Carlson Barnes & Noble common stock	2,988	44,763	—	—	—	—
GameStop Class A Common Stock	250,000	3,343,334	317,000	279,000	2,615,000	216,000
Ronald Freeman Barnes & Noble common stock	—	—	—	—	—	—
GameStop Class A Common Stock	—	—	73,250	43,000	735,000	43,000

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company’s executive officer compensation program is administered by the Compensation Committee of the board of directors, as discussed below. The program is based upon the following guiding principles:

1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

     The Compensation Committee reviews the Company’s executive compensation program each year. This review includes a comparison of the Company’s executive compensation, corporate performance, stock appreciation and total return to stockholders with that of other companies, including other retailers.

     The key elements of the Company’s executive compensation package consist of base salary, annual bonus and stock options. The Company’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s chief executive officer.

     Base Salaries. An executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies.

     Annual Bonuses. In addition to a base salary, each executive officer is eligible for an annual cash bonus. Bonuses for executive officers of the Company are based upon the criteria used in, and are calculated in accordance with, the Supplemental Compensation Plan.

     The Supplemental Compensation Plan provides that participating executive officers are entitled to a cash bonus in an amount equal to a percentage of their base salary which shall be pre-determined for each participating executive officer by the Compensation Committee for each fiscal year. The bonus amount is calculated after each fiscal year in accordance with a sliding scale formula based on the extent to which a pre-established performance target is attained. In general, not later than 90 days after the commencement of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee will establish in writing a performance target for each participating executive officer (the “Target”), the attainment of which is substantially uncertain. Targets are subject to adjustment for recapitalizations, dividends, stock splits and reverse splits, reorganizations, issuances of additional shares, redemptions of shares, option or warrant exercises, reclassifications, significant acquisitions and divestitures and other extraordinary events.

     Each participating executive officer is entitled to receive a cash bonus in the amount of their pre-determined percentage of Base Salary (the “Target Bonus”) as follows:

Then the Percentage of the
If the Fiscal Year Results were:	Target Bonus Received is:
Less than 85% of Target	None
85% or more but less than 90% of Target	50%

90% or more but less than 100% of Target	75%
100% or more but less than 110% of Target	100%
110% or more but less than 125% of Target	110%
125% or more of Target	125%

     Notwithstanding the foregoing, in no event will the maximum cash bonus payable to any participating executive officer under the Supplemental Compensation Plan exceed $1,500,000 with respect to any fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained.

     Stock Options. The general purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining annual stock option grants, the Compensation Committee bases its decision on the individual’s performance and potential to improve stockholder value. The issuance of options at 100 percent of the fair market value also assures that executives will receive a benefit only when the stock price increases.

     Compensation of Chief Executive Officer. R. Richard Fontaine’s compensation is determined pursuant to the principles noted above, including a bonus as determined by the criteria used in the Supplemental Compensation Plan. Specific consideration is given to Mr. Fontaine’s responsibilities and experience in the industry and the compensation package awarded to chief executive officers of other comparable companies.

     Impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the determining committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company obtained stockholder approval in July 2003 for the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines.

Compensation Committee

Gerald R. Szczepanski, Chairman
Edward A. Volkwein

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Class A Common Stock for the period commencing February 12, 2002 (the date of our initial public offering) through January 30, 2004 (the last trading date of fiscal 2003) with the cumulative total return on the Standard & Poor’s 500 Stock Index (the “S&P 500”), the Dow Jones Retailers, Other Specialty Industry Group Index (the “Dow Jones Specialty Retailers Index”) and Electronics Boutique Holdings Corp., a leading specialty retailer of video games and PC entertainment software, over the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Class A Common Stock, the S&P 500, the Dow Jones Specialty Retailers Index and Electronics Boutique Holdings Corp. on February 12, 2002 and (ii) reinvestment of dividends.

	February 12,	January 31,	January 30,
	2002	2003	2004

GameStop	100	47.22	92.22
Electronics Boutique	100	37.50	68.51
S&P 500 Index	100	77.26	102.13
Dow Jones Specialty Retailers	100	71.84	97.12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Barnes & Noble

     In connection with the consummation of our initial public offering in February 2002, we entered into various agreements with Barnes & Noble relating to our relationship with Barnes & Noble following the completion of our initial public offering.

Separation Agreement

     We entered into a “separation agreement” with Barnes & Noble, which governs our respective rights and duties with respect to our initial public offering and the possible distribution to Barnes & Noble stockholders of its shares of our capital stock, if any, and contains covenants designed to facilitate such a distribution and to protect its intended tax-free nature. However, we cannot assure you as to whether or when such a distribution will occur.

     If Barnes & Noble decides to pursue a distribution to its stockholders, we have agreed that we will cooperate with Barnes & Noble in all respects to accomplish a distribution and, at Barnes & Noble’s direction, promptly take all actions necessary or desirable to effect a distribution to Barnes & Noble stockholders, including the registration under the Securities Act of 1933 (the “Securities Act”), as amended, of Barnes & Noble’s shares of our capital stock.

     We have also agreed that, as a result of the ownership by Barnes & Noble of a significant portion of our Common Stock and in order for Barnes & Noble to pursue a distribution to Barnes & Noble stockholders of our Common Stock which would qualify as a tax-free distribution under Section 355 of the Code (“Section 355 distribution”), we will not take certain actions without the approval of Barnes & Noble, including:

•	issuing or agreeing to issue shares of our capital stock in an amount that would result in Barnes & Noble ceasing to own an amount of our capital stock which constitutes “control” for purposes of Section 368(c) of the Code or any successor statute or provision, as such definition may be amended from time to time;

•	until two years after a Section 355 distribution, entering into or permitting any transaction or series of transactions which would result in a person or persons acquiring or having the right to acquire shares of our capital stock that would comprise 50% or more of either the value of all outstanding shares of our capital stock or the total combined voting power of our outstanding voting stock; and

•	until two years after a Section 355 distribution, liquidating, disposing of, or otherwise discontinuing the conduct of any portion of our active trade or business.

     We have generally agreed to indemnify Barnes & Noble and its affiliates against any and all tax-related losses incurred by Barnes & Noble in connection with any proposed tax assessment or tax controversy with respect to a Section 355 distribution to Barnes & Noble stockholders to the extent caused by any breach by us of any of our representations, warranties or covenants made in the separation agreement. This indemnification does not apply to actions which Barnes & Noble permits us to take as a result of a determination under the tax-related covenants described above.

     In addition, we have agreed that, so long as Barnes & Noble owns at least 50% of our existing common stock, we will not, without their approval:

•	take any action which has the effect of limiting Barnes & Noble’s ability to freely sell, pledge or otherwise dispose of shares of our common stock or limiting the legal rights of or denying any benefit to Barnes & Noble as a stockholder of us in a manner not applicable to our stockholders generally;

•	issue any shares of common stock or any rights, warrants or options to acquire our common stock, if after giving effect to such issuance, Barnes & Noble would own less than 50% of the then outstanding shares of our common stock; or

•	to the extent that Barnes & Noble is a party to, or enters into, any agreements that provide that actions of its subsidiaries may result in its being in breach or default under any agreement, and we have been advised of the existence of these agreements, take any actions that may result in Barnes & Noble being in breach or default.

     In addition, we have agreed that, for so long as Barnes & Noble is required to consolidate our results of operations and financial position or account for its investment in our Company, we will: (1) provide Barnes & Noble with financial information regarding our Company and our subsidiaries, copies of all quarterly and annual financial information and other reports and documents we intend to file with the SEC prior to such filings, as well as final copies upon filing and copies of our budgets and financial projections, as well as the opportunity to meet with our management to discuss such budgets and projections; (2) consult with Barnes & Noble regarding the timing and content of earnings releases; (3) cooperate fully, and cause our accountants to cooperate fully, with Barnes & Noble in connection with any of its public filings; (4) use our best efforts to enable our auditors to complete their audit of our financial statements such that they will date their opinion the same date that they date their opinion on Barnes & Noble’s financial statements; (5) provide to Barnes & Noble and its auditors all information required for Barnes & Noble to meet its schedule for the filing and distribution of its financial statements; (6) make available to Barnes & Noble and its auditors work papers related to the annual audit of our Company as well as access to the personnel who perform the annual audit of our and our subsidiaries’ books and records so that Barnes & Noble and its auditors may conduct reasonable audits relating to our financial statements; (7) adhere to generally accepted accounting principles, applied in a manner consistent with Barnes & Noble; and (8) notify and consult with Barnes & Noble regarding any changes to our accounting principles.

     We have generally agreed to indemnify Barnes & Noble and its affiliates against all liabilities arising out of any incorrect, inaccurate or incomplete financial or other information we provide to Barnes & Noble pursuant to the terms of the separation agreement.

Insurance Agreement

     We entered into an “insurance agreement” with Barnes & Noble, pursuant to which Barnes & Noble will allow us to participate in Barnes & Noble’s worker’s compensation, property and general liability and directors’ and officers’ liability insurance programs. We reimburse Barnes & Noble for our pro rata share of the cost of providing these insurance programs. In fiscal 2003, as a subsidiary of Barnes & Noble, Barnes & Noble charged us approximately $2,363,000 for our insurance program.

     The insurance agreement will remain in force unless terminated:

•	by mutual agreement of us and Barnes & Noble;

•	by us, as to all or any portion of the services upon not less than 180 days’ prior notice;

•	by Barnes & Noble upon not less than 180 days’ prior notice;

•	by either us or Barnes & Noble because of an uncured default by either of us;

•	by declaration of the agreement’s invalidity under applicable law or force majeure; or

•	automatically, in the event of the bankruptcy or a change of control of either us or Barnes & Noble.

Operating Agreement

     We entered into an “operating agreement” with Barnes & Noble, pursuant to which we operate the existing video game departments in 10 Barnes & Noble stores. We pay Barnes & Noble a licensing fee equal to 7.0% of the aggregate gross sales of each such department. In fiscal 2003, Barnes & Noble charged us approximately $974,000 in connection with our operation of such departments in Barnes & Noble stores.

     The operating agreement will remain in force unless terminated:

•	by mutual agreement of us and Barnes & Noble;

•	automatically, in the event that we no longer operate any department within Barnes & Noble’s stores;

•	by us or Barnes & Noble, with respect to any department, upon not less than 30 days prior notice;

•	by Barnes & Noble because of an uncured default by us;

•	automatically, with respect to any department, if the applicable store lease in which we operate that department expires or is terminated prior to its expiration date; or

•	automatically, in the event of the bankruptcy or a change in control of either us or Barnes & Noble.

Tax Disaffiliation Agreement

     We entered into a “tax disaffiliation agreement” with Barnes & Noble which governs the allocation of federal, state, local and foreign tax liabilities and contains agreements with respect to other tax matters arising prior to and after the date of our initial public offering. The tax disaffiliation agreement became effective at the time of our initial public offering and, among other things, sets forth the procedures for amending returns filed prior to the date of our initial public offering, tax audits and contests and record retention. In general, we are responsible for filing and paying our separate taxes for periods after our initial public offering and Barnes & Noble is responsible for filing and paying its separate taxes for periods after our initial public offering. In general, with respect to consolidated or combined returns that include Barnes & Noble and us prior to our initial public offering, Barnes & Noble is responsible for filing and paying the related tax liabilities and will retain any related tax refunds.

     Under the tax disaffiliation agreement, without the prior written consent of Barnes & Noble, we may not amend any tax return for a period in which we were a member of Barnes & Noble’s consolidated tax group. Barnes & Noble has the sole right to represent the interests of its consolidated tax group, including our Company, in any tax audits, litigation or appeals that involve, directly or indirectly, periods prior to the time that we ceased to be a member of their consolidated tax group (the date of the offering), unless we are solely liable for the taxes at issue and any redetermination of taxes would not result in any additional tax liability or detriment to any member of Barnes & Noble’s consolidated tax group. In addition, we and Barnes & Noble have agreed to provide each other with the cooperation and information reasonably requested by the other in connection with the preparation or filing of any amendment to any tax return, the determination and payment of any amounts owed relating to periods prior to the date of the offering and in the conduct of any tax audits, litigation or appeals.

     We and Barnes & Noble have agreed to indemnify each other for tax or other liabilities resulting from the failure to pay any taxes required to be paid under the tax disaffiliation agreement, tax or other liabilities resulting from negligence in supplying inaccurate or incomplete information or the failure to cooperate with the preparation of any tax return or the conduct of any tax audits, litigation or appeals. The tax disaffiliation agreement requires us to retain records, documents and other information necessary for the audit of tax returns relating to periods prior to the date we ceased to be a member of Barnes & Noble’s consolidated tax group and to provide reasonable access to Barnes & Noble with respect to such records, documents and information.

Registration Rights Agreement

     In the event that Barnes & Noble does not divest itself of all of its shares of our common stock in a distribution, Barnes & Noble could not freely sell all of its shares without registration under the Securities Act. Accordingly, we entered into a registration rights agreement with Barnes & Noble to provide it with registration rights relating to the shares of our common stock which it holds.

     The registration rights agreement provides Barnes & Noble with registration rights relating to the shares of our common stock held by Barnes & Noble immediately after our initial public offering and any shares of our common stock Barnes & Noble acquires thereafter. Barnes & Noble is able to require us to register under the Securities Act all or any portion of our shares covered by the registration rights agreement. In addition, the registration rights agreement provides for various piggyback registration rights for Barnes & Noble. Whenever we propose to register any of our securities under the Securities Act for ourselves or others, subject to customary exceptions, we must provide prompt notice to Barnes & Noble and include in that registration all shares of our stock which Barnes & Noble owns and requests to be included.

     The registration rights agreement sets forth customary registration procedures, including an agreement by us to make available our senior management for roadshow presentations. All registration expenses incurred in connection with any registration, other than underwriting commissions, will be paid by us. In addition, we are required to reimburse Barnes & Noble for the fees and disbursements of its outside counsel retained in connection with any such registration. The registration rights agreement also imposes customary indemnification and contribution obligations on us for the benefit of Barnes & Noble and any underwriters, although Barnes & Noble must indemnify us for any liabilities resulting from information provided by Barnes & Noble.

     Barnes & Noble’s rights under the registration rights agreement remain in effect with respect to the shares covered by the agreement until:

•	those shares have been sold under an effective registration statement under the Securities Act;

•	those shares have been sold to the public under Rule 144 under the Securities Act; or

•	those shares have been transferred in a transaction where a subsequent public distribution of those shares would not require registration under the Securities Act.

Intercompany Loan

     Barnes & Noble incurred an aggregate of approximately $202.4 million of indebtedness in connection with its acquisition of Babbage’s in October 1999 and an aggregate of approximately $159.1 million of indebtedness in connection with its acquisition of Funco, Inc. (now known as GameStop, Inc.) in June 2000, for an aggregate of approximately $361.5 million of indebtedness. Barnes & Noble and the Company treated this amount plus additional amounts that Barnes & Noble provided from time to time to fund our operations as an intercompany loan owed to Barnes & Noble by us. Immediately prior to the closing of our initial public offering in February 2002, Barnes & Noble contributed to us as additional paid-in capital the difference between the aggregate amount of the intercompany loan balance and $250.0 million. This $250.0 million was evidenced by a demand note and repaid with a portion of the net proceeds from our initial public offering. The capital contribution by Barnes & Noble was $150.0 million as of the closing of our initial public offering.

Other Relationships

     In October 1999, Barnes & Noble acquired Babbage’s for $208.7 million from the owners of Babbage’s, which included Leonard Riggio, R. Richard Fontaine and Daniel A. DeMatteo. Because our earnings before interest, taxes, depreciation and amortization for fiscal 2001 exceeded $54.3 million, Barnes & Noble made an additional payment to the former owners of Babbage’s of approximately $9.7 million in March 2002.

     Michael N. Rosen, our Secretary and one of our directors, is the Chairman of the New York office of Bryan Cave LLP, which is counsel to Barnes & Noble and its subsidiaries, including us. Mr. Rosen is also the Secretary and a director of Barnes & Noble and Barnes & Noble.com.

Independent Accountants

     The firm of BDO Seidman, LLP (“BDO Seidman”) has been selected as independent accountants for the Company.

     The independent accountants examine annual financial statements and provide other permissible non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether the non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company and are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

     Audit Fees. In fiscal 2003, the professional services of BDO Seidman totaled $258,253 for the Company’s audit of the annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC. For fiscal 2002, the Company paid BDO Seidman $275,750 for professional services rendered for the Company’s audit of the annual financial statements and for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC. In fiscal 2002, the Company also paid BDO Seidman $335,155 for assistance with and review of other documents filed with the SEC (including $317,210 in connection with our initial public offering).

     Audit-Related Fees. In fiscal 2003, the Company paid BDO Seidman $13,450 for services in respect of employee benefit plan audits ($11,000) and consultation concerning financial accounting and reporting standards ($2,450). In fiscal 2002, the Company paid BDO Seidman $63,974 for services in respect of employee benefit plan audits ($34,500), due diligence related to acquisitions ($494) and consultation concerning financial accounting and reporting standards ($28,980).

     Tax Fees. In fiscal 2003, the Company paid BDO Seidman $59,390 for tax-related services. In fiscal 2002, the Company paid BDO Seidman $23,440 for tax-related services. Tax-related services included professional services rendered for tax compliance, tax advice and tax planning.

     All Other Fees. The Company did not pay BDO Seidman any other fees in fiscal 2003 or fiscal 2002.

     Pre-approval Policies and Procedures. The Audit Committee Charter adopted by the board of directors of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. Accordingly, as part of its policies and procedures, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis. Since its formation in September 2002, the Audit Committee has approved the services provided by BDO Seidman referred to above.

AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED JANUARY 31, 2004

     Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, BDO Seidman, report to the Company’s Audit Committee, and are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards generally accepted in the United States. The independent auditors have full access to the Audit Committee. These auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, generally with and without management being present, to discuss appropriate matters.

     The Audit Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended January 31, 2004 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following:

•	its review of the Company’s audited consolidated financial statements;

•	its review of the unaudited interim financial statements prepared each quarter since the formation of the Audit Committee in September 2002;

•	its review of the Company’s disclosure committee practices in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	its discussions with management regarding the audited consolidated financial statements;

•	its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative treatments;

•	its receipt of management representations that the Company’s financial statements were prepared in accordance with generally accepted accounting principles;

•	its discussions with outside legal counsel regarding contingent liabilities;

•	its receipt of written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and

•	its discussions with the independent auditors regarding their independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters.

     The Audit Committee also recommended to the board of directors that the independent public accounting firm of BDO Seidman be appointed the Company’s auditors for the fiscal year ending January 29, 2005.

Audit Committee

Stephanie M. Shern, Chairperson
Gerald R. Szczepanski
Edward A. Volkwein

RATIFICATION OF APPOINTMENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

PROPOSAL 2

     The board of directors has appointed the firm of BDO Seidman, which firm was engaged as independent certified public accountants for the fiscal year ended January 31, 2004, to audit the financial statements of the Company for the fiscal year ending January 29, 2005. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the SEC. Executive officers, directors and greater than 10-percent stockholders are required to furnish the Company with copies of all such forms they file.

     To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to the Company’s executive officers, directors and greater than 10-percent stockholders were complied with.

OTHER MATTERS

     The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

     Proxy Solicitation. Solicitation may be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company may request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

     Financial and Other Information. The Company’s Annual Report for the fiscal year ended January 31, 2004, including financial statements, is being sent to stockholders together with this Proxy Statement.

     Stockholder Proposals. Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2005 must be received by the Secretary, GameStop Corp., 2250 William D. Tate Avenue, Grapevine, Texas 76051, no later than January 28, 2005.

     In addition, the Company’s By-Laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, such stockholder must give written notice to the

Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

     STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

R. RICHARD FONTAINE
Chairman
May 28, 2004

Appendix A

GAMESTOP CORP.

AUDIT COMMITTEE CHARTER

I. Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) to assist the Board in its oversight responsibilities relating to (1) the integrity of the financial statements of the Company and its financial reporting process, (2) internal and external auditing and the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the integrity of the Company’s systems of internal accounting and financial controls, and (5) the compliance by the Company with legal and regulatory requirements.

II. Committee Membership

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and applicable law, including the Sarbanes-Oxley Act of 2002 (the “Act”). All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment and at least one member of the Committee shall be an “audit committee financial expert,” as defined under the Act and the regulations promulgated thereunder, unless the Board shall have determined that the members of the Committee have sufficient expertise in financial statement oversight that such expert is not necessary, which determination shall be disclosed in the Company’s applicable Form 10-K.

The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board. Members of the Committee may not serve on more than three public company audit committees (including a member’s service on the Committee), unless the Board determines that such service does not impair such member’s ability to serve on the Committee, which determination shall be disclosed in the Company’s applicable proxy statement.

III. Committee Authority and Responsibility

•	The Committee shall be solely responsible for the appointment and retention (or termination) of the independent auditor, and shall be solely responsible for the compensation and oversight of the work of the independent auditor. The independent auditor shall report directly to the Committee.

•	The Committee shall have the authority to engage independent counsel, accounting or other advisors to advise the Committee as it determines appropriate to assist in the full performance of its functions.

•	The Committee shall approve in advance all audit services and all non-audit services provided by the independent auditors. The Company shall provide the Committee with appropriate funding, as determined by the Committee, to compensate (i) the registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or attest services and (ii) any advisers employed by the Committee.

•	The Committee shall meet as often as it determines, but not less frequently than quarterly.

•	The Committee may form and delegate authority to subcommittees when appropriate.

•	The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

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•	The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly.

•	The Committee may meet with the Company’s investment bankers or financial analysts who follow the Company.

•	The Committee shall make regular reports to the Board and shall submit the minutes of its meetings to the Board.

•	The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

•	The Committee shall provide a copy of the Charter to be included as an appendix to the Company’s proxy statement.

•	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The Committee shall annually review and evaluate the Committee’s own performance.

The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices are in accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor, prior to filing, the annual audited financial statements, including disclosures made in the Company’s annual report on Form 10-K and management’s discussion and analysis.

2.	Recommend to the Board, based upon a review of the Company’s audited financial statements and discussions with management and the independent auditor, and a written statement provided by management, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

4.	Obtain from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

5.	Review analyses prepared by management setting forth the significant financial reporting issues or judgments made in connection with the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

6.	Approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

7.	Discuss with management, prior to release, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

8.	Discuss with management and the independent auditor the effect of regulatory and accounting developments as well as off-balance sheet structures on the Company’s financial statements.

9.	Inquire of management, the internal auditor, and the independent auditor about any potential financial risks or exposures and assess the steps management should take or has taken to identify and minimize such risk.

10.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company’s response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

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11.	Discuss with management, the internal auditor and the independent auditor the adequacy and effectiveness of the Company’s internal controls.

12.	Review with the Chief Executive Officer and the Chief Financial Officer the Company’s disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures.

Oversight of the Company’s Relationship with the Independent Auditor

13.	Review the experience and qualifications of the senior members of the independent auditor team.

14.	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

15.	Adopt a policy of rotating the lead and concurring audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

16.	Recommend to the Board guidelines for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

17.	Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

18.	Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

Oversight of the Company’s Internal Audit Function

19.	Review the appointment and, if necessary, the replacement of the senior internal auditing executive.

20.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

21.	Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

22.	Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

Compliance Oversight Responsibilities

23.	Obtain from the independent auditor assurance that it is not aware of any circumstances that would require reporting under Section 10A of the Securities Exchange Act of 1934.

24.	Obtain reports from management and the Company’s senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics and advise the Board with respect to such compliance.

25.	Review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company.

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26.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

27.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Additionally, the Committee shall ensure that all such complaints are treated confidentially and anonymously, as set forth in Section 301 of the Act.

28.	Discuss with the Company’s counsel legal and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies.

29.	Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of the Company’s management and the independent auditor.

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GAMESTOP CORP.

2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of GAMESTOP CORP., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 28, 2004, and hereby appoints R. Richard Fontaine and Daniel A. DeMatteo, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company, to be held on Tuesday, June 29, 2004, at 12:00 p.m., Central Standard time, at the Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Class A Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the ratification of the appointment of BDO Seidman LLP as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

GAMESTOP CORP.
P.O. BOX 11183
NEW YORK, N.Y. 10203-0183

▼   DETACH PROXY CARD HERE   ▼

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:									FOR	AGAINST	ABSTAIN

	FOR all nominees listed below.	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐	*EXCEPTIONS	☐		2.	Proposal to ratify the appointment of BDO Seidman LLP as the independent auditors of the Company for the fiscal year ending January 29, 2005.	☐	☐	☐

Nominees: R. Richard Fontaine and Stephanie M. Shern
(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

									To change your address, please mark this box.			☐

									To include any comments, please mark this box.			☐

SCAN LINE

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

							Date		Share Owner sign here	Co-Owner sign here